DENNY’S CORPORATION REPORTS RESULTS FOR THIRD QUARTER 2023
SECURES DEVELOPMENT AGREEMENTS FOR 100 KEKE'S CAFÉS

SPARTANBURG, S.C., October 30, 2023 - Denny’s Corporation (the "Company") (NASDAQ: DENN), owner and operator of Denny's Inc. ("Denny's") and Keke's Inc. ("Keke's") today reported results for its third quarter ended September 27, 2023 and provided a business update on the Company’s operations.

Kelli Valade, Chief Executive Officer, stated, "We were pleased to have generated a 1.8% increase in Denny’s domestic system-wide same-restaurant sales** and 15.5% growth in Adjusted EBITDA* during the third quarter. Despite a persistently challenging operating environment, we remain laser-focused on providing best-in-class breakfast, an unbeatable value proposition, and convenience through off-premises options.”

Ms. Valade continued, “We are pleased to announce a meaningful number of Keke’s development agreements as we welcome Denny’s franchisees into the Keke’s system. Additionally, we are excited by the progress we are making with our CRAVE strategies and positive momentum with the Keke’s brand, which combined should translate into a long-term winning proposition for many years to come.”

Third Quarter 2023 Highlights

•Total operating revenue was $114.2 million compared to $117.5 million in the prior year quarter.
•Denny's domestic system-wide same-restaurant sales** were 1.8% compared to the equivalent fiscal period in 2022, including 2.1% at domestic franchised restaurants and (1.4)% at company restaurants.
•Opened eight franchised restaurants, including two international Denny's locations and one Keke's location.
•Completed four Denny's franchised restaurant remodels.
•Operating income was $14.0 million compared to $15.8 million in the prior year quarter.
•Franchise Operating Margin* was $31.2 million, or 51.2% of franchise and license revenue, and Company Restaurant Operating Margin* was $7.3 million, or 13.7% of company restaurant sales.
•Net income was $7.9 million, or $0.14 per diluted share.
•Adjusted Net Income* and Adjusted Net Income Per Share* were $9.4 million and $0.17, respectively.
•Adjusted EBITDA* was $22.2 million.
•Cash provided by (used in) operating, investing, and financing activities was $15.1 million, ($1.9) million, and ($13.4) million, respectively.
•Adjusted Free Cash Flow* was $12.0 million.
•Repurchased $16.5 million of common stock.

Third Quarter 2023 Results

Total operating revenue was $114.2 million compared to $117.5 million in the prior year quarter.

Franchise and license revenue was $61.0 million compared to $65.2 million in the prior year quarter. This change was primarily driven by a $4.4 million decrease in initial and other fees associated with the sale of kitchen equipment in the prior year quarter. These impacts were partially offset by Denny's franchised restaurants same-restaurant sales** growth and a full quarter of Keke's franchise revenue contribution in the current quarter compared to a partial contribution in the prior year quarter.

Company restaurant sales were $53.2 million compared to $52.2 million in the prior year quarter. This growth was primarily due to an increase of $0.8 million at Keke's company restaurant sales in the current quarter compared to the prior year quarter.

Franchise Operating Margin* was $31.2 million, or 51.2% of franchise and license revenue, compared to $30.7 million, or 47.0%, in the prior year quarter. Approximately 330 basis points of the favorable change in margin rate resulted from a lower kitchen modernization rollout impact in the current year quarter.

Company Restaurant Operating Margin* was $7.3 million, or 13.7% of company restaurant sales, compared to $3.8 million, or 7.2%, in the prior year quarter. This margin change was primarily due to lower legal settlement expense, improvements in product costs, and more equivalent units compared to the prior year quarter.

Total general and administrative expenses were $18.2 million, compared to $16.6 million in the prior year quarter. This change was primarily due to increases in share-based compensation expense and corporate administration expenses, partially offset by a reduction in performance-based incentive compensation.

The provision for income taxes was $1.7 million, reflecting an effective tax rate of 17.6% for the quarter. Approximately $2.6 million in cash taxes were paid during the quarter.
Net income was $7.9 million, or $0.14 per diluted share, compared to $17.1 million, or $0.29 per diluted share, in the prior year quarter. This change in net income was primarily due to $10.8 million of gains related to dedesignated interest rate swap valuation adjustments in the prior year quarter. Adjusted Net Income* per share was $0.17 compared to $0.12 in the prior year quarter.

The Company ended the quarter with $258.6 million of total debt outstanding, including $248.1 million of borrowings under its credit facility.

Adjusted Free Cash Flow* and Capital Allocation

Adjusted Free Cash Flow* in the quarter was $12.0 million after investing $3.4 million in cash capital expenditures, including one company restaurant remodel and facilities maintenance.

During the quarter, the Company allocated $16.5 million to share repurchases resulting in approximately $116.6 million remaining under its existing repurchase authorization.

Business Outlook

The Company updated its full year 2023 guidance reflecting management's expectations that the current consumer and economic environment will not change materially:

•Denny's domestic system-wide same-restaurant sales** between 2.75% and 3.50% (vs. between 3% and 6%).
•Consolidated restaurant openings of 35 to 45, including 4 to 6 new Keke's restaurants (vs. 8 to 12), with a consolidated net decline of 10 to 20 (vs. a consolidated net decline of 15 to 25).
•Commodity inflation between 1% and 2% (vs. between 1% and 3%).
•Labor inflation of approximately 4%.
•Consolidated total general and administrative expenses between $75 million and $77 million (vs. between $78 million and $80 million), including approximately $11 million (vs. approximately $12 million) related to share-based compensation expense which does not impact Consolidated Adjusted EBITDA*.
•Consolidated Adjusted EBITDA* between $85 million and $87 million (vs. between $86 million and $90 million).

*    Please refer to the Reconciliation of Net Income and Net Cash Provided by Operating Activities to Non-GAAP Financial Measures, as well as the Reconciliation of Operating Income to Non-GAAP Financial Measures included in the tables below. The Company is not able to reconcile the forward-looking non-GAAP estimates set forth above to their most directly comparable U.S. generally accepted accounting principles (GAAP) estimates without unreasonable efforts because it is unable to predict, forecast or determine the probable significance of the items impacting these estimates, including gains, losses and other charges, with a reasonable degree of accuracy. Accordingly, the most directly comparable forward-looking GAAP estimates are not provided.

** Same-restaurant sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open during the comparable periods noted. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, initial and other fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-restaurant sales and domestic system-wide same-restaurant sales should be considered as a supplement to, not a substitute for, the Company's results as reported under GAAP.

Conference Call and Webcast Information

The Company will provide further commentary on the results for the third quarter ended September 27, 2023 on its quarterly investor conference call today, Monday, October 30, 2023 at 4:30 p.m. Eastern Time. Interested parties are invited to listen to a live broadcast of the conference call accessible through the Company's investor relations website at investor.dennys.com.

About Denny's Corporation

Denny’s Corporation is one of America’s largest full-service restaurant chains based on number of restaurants. As of September 27, 2023, the Company consisted of 1,644 restaurants, 1,570 of which were franchised and licensed restaurants and 74 of which were company operated.

Denny's Corporation consists of the Denny’s brand and the Keke’s brand. As of September 27, 2023, the Denny's brand consisted of 1,588 global restaurants, 1,522 of which were franchised and licensed restaurants and 66 of which were company operated. As of September 27, 2023, the Keke's brand consisted of 56 restaurants, 48 of which were franchised restaurants and 8 of which were company operated.

For further information on Denny's Corporation, including news releases, links to SEC filings, and other financial information, please visit investor.dennys.com.

Cautionary Language Regarding Forward-Looking Statements

The Company urges caution in considering its current trends and any outlook on earnings disclosed in this press release. In addition, certain matters discussed in this release may constitute forward-looking statements. These forward-looking statements, which reflect management's best judgment based on factors currently known, are intended to speak only as of the date such statements are made and involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries, and underlying restaurants to be materially different from the performance indicated or implied by such statements. Words such as “expect”, “anticipate”, “believe”, “intend”, “plan”, “hope”, "will", and variations of such words and similar expressions are intended to identify such forward-looking statements. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others: economic, public health and political conditions that impact consumer confidence and spending, commodity and labor inflation; the ability to effectively staff restaurants and support personnel; the Company's ability to maintain adequate levels of liquidity for its cash needs, including debt obligations, payment of dividends, planned share repurchases and capital expenditures as well as the ability of its customers, suppliers, franchisees and lenders to access sources of liquidity to provide for their own cash needs; competitive pressures from within the restaurant industry; the Company's ability to integrate and derive the expected benefits from its acquisition of Keke's Breakfast Cafe; the level of success of the Company’s operating initiatives and advertising and promotional efforts; adverse publicity; health concerns arising from food-related pandemics, outbreaks of flu viruses or other diseases; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy (including with regard to energy costs), particularly at the retail level; political environment and geopolitical events (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 28, 2022 (and in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K).

Investor Contact:    877-784-7167

Media Contact:    864-597-8005

DENNY’S CORPORATION
Consolidated Balance Sheets
(Unaudited)

($ in thousands)	9/27/23	12/28/22
Assets
Current assets
Cash and cash equivalents	$1,022	$3,523
Investments	1,255	1,746
Receivables, net	16,950	25,576
Inventories	2,354	5,538
Assets held for sale	1,557	1,403
Prepaid and other current assets	11,816	12,529
Total current assets	34,954	50,315
Property, net	91,248	94,469
Finance lease right-of-use assets, net	5,988	6,499
Operating lease right-of-use assets, net	119,436	126,065
Goodwill	72,142	72,740
Intangible assets, net	93,845	95,034
Deferred financing costs, net	1,861	2,337
Other noncurrent assets	60,361	50,876
Total assets	$479,835	$498,335

Liabilities
Current liabilities
Current finance lease liabilities	$1,393	$1,683
Current operating lease liabilities	14,917	15,310
Accounts payable	15,560	19,896
Other current liabilities	59,071	56,762
Total current liabilities	90,941	93,651
Long-term liabilities
Long-term debt	248,100	261,500
Noncurrent finance lease liabilities	9,094	9,555
Noncurrent operating lease liabilities	117,027	123,404
Liability for insurance claims, less current portion	6,693	7,324
Deferred income taxes, net	12,867	7,419
Other noncurrent liabilities	30,911	32,598
Total long-term liabilities	424,692	441,800
Total liabilities	515,633	535,451

Shareholders' deficit
Common stock	657	650
Paid-in capital	147,393	142,136
Deficit	(24,686)	(41,729)
Accumulated other comprehensive loss, net	(27,760)	(42,697)
Treasury stock	(131,402)	(95,476)
Total shareholders' deficit	(35,798)	(37,116)
Total liabilities and shareholders' deficit	$479,835	$498,335

Debt Balances
Credit facility revolver due 2026	$248,100	$261,500
Finance lease liabilities	10,487	11,238
Total debt	$258,587	$272,738

DENNY’S CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended
($ in thousands, except per share amounts)	9/27/23	9/28/22
Revenue:
Company restaurant sales	$53,153	$52,211
Franchise and license revenue	61,030	65,245
Total operating revenue	114,183	117,456
Costs of company restaurant sales, excluding depreciation and amortization	45,893	48,451
Costs of franchise and license revenue, excluding depreciation and amortization	29,810	34,579
General and administrative expenses	18,237	16,607
Depreciation and amortization	3,605	3,914
Operating (gains), losses and other charges, net	2,620	(1,897)
Total operating costs and expenses, net	100,165	101,654
Operating income	14,018	15,802
Interest expense, net	4,381	3,691
Other nonoperating expense (income), net	43	(10,461)
Income before income taxes	9,594	22,572
Provision for income taxes	1,686	5,489
Net income	$7,908	$17,083

Net income per share - basic	$0.14	$0.29
Net income per share - diluted	$0.14	$0.29

Basic weighted average shares outstanding	55,869	59,020
Diluted weighted average shares outstanding	56,082	59,040

Comprehensive income	$20,469	$20,061

General and Administrative Expenses
Corporate administrative expenses	$14,580	$13,758
Share-based compensation	2,864	1,947
Incentive compensation	1,049	1,187
Deferred compensation valuation adjustments	(256)	(285)
Total general and administrative expenses	$18,237	$16,607

DENNY’S CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Quarters Ended
($ in thousands, except per share amounts)	9/27/23	9/28/22
Revenue:
Company restaurant sales	$161,486	$145,354
Franchise and license revenue	187,083	190,226
Total operating revenue	348,569	335,580
Costs of company restaurant sales, excluding depreciation and amortization	138,953	131,904
Costs of franchise and license revenue, excluding depreciation and amortization	92,657	100,513
General and administrative expenses	58,515	50,188
Depreciation and amortization	10,878	11,052
Operating (gains), losses and other charges, net	2,467	(1,051)
Total operating costs and expenses, net	303,470	292,606
Operating income	45,099	42,974
Interest expense, net	13,288	9,529
Other nonoperating expense (income), net	9,470	(49,871)
Income before income taxes	22,341	83,316
Provision for income taxes	5,298	21,375
Net income	$17,043	$61,941

Net income per share - basic	$0.30	$1.01
Net income per share - diluted	$0.30	$1.00

Basic weighted average shares outstanding	56,764	61,558
Diluted weighted average shares outstanding	56,973	61,686

Comprehensive income	$31,980	$73,108

General and Administrative Expenses
Corporate administrative expenses	$43,919	$38,303
Share-based compensation	8,477	9,467
Incentive compensation	5,335	4,945
Deferred compensation valuation adjustments	784	(2,527)
Total general and administrative expenses	$58,515	$50,188

DENNY’S CORPORATION
Reconciliation of Net Income and Net Cash Provided by Operating Activities to Non-GAAP Financial Measures
(Unaudited)

The Company believes that, in addition to GAAP measures, certain non-GAAP financial measures are appropriate indicators to assist in the evaluation of operating performance and liquidity on a period-to-period basis. The Company uses Adjusted EBITDA, Adjusted Free Cash Flow, Adjusted Net Income and Adjusted Net Income Per Share internally as performance measures for planning purposes, including the preparation of annual operating budgets, and for compensation purposes, including incentive compensation for certain employees. Adjusted EBITDA is also used in the calculation of financial covenant ratios in accordance with the Company’s credit facility. Adjusted Free Cash Flow is also used as a non-GAAP liquidity measure by Management to assess the Company’s ability to generate cash and plan for future operating and capital actions. Management believes that the presentation of Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Adjusted Free Cash Flow provide useful information to investors and analysts about the Company’s operating results, financial condition or cash flows. However, each of these non-GAAP financial measures should be considered as a supplement to, not a substitute for, operating income, net income, net income per share, net cash provided by operating activities, or other financial performance and liquidity measures prepared in accordance with GAAP.

	Quarter Ended		Three Quarters Ended
($ in thousands)	9/27/23	9/28/22	9/27/23	9/28/22
Net income	$7,908	$17,083	$17,043	$61,941
Provision for income taxes	1,686	5,489	5,298	21,375
Operating (gains), losses and other charges, net	2,620	(1,897)	2,467	(1,051)
Other nonoperating expense (income), net	43	(10,461)	9,470	(49,871)
Share-based compensation expense	2,864	1,947	8,477	9,467
Deferred compensation plan valuation adjustments	(256)	(285)	784	(2,527)
Interest expense, net	4,381	3,691	13,288	9,529
Depreciation and amortization	3,605	3,914	10,878	11,052
Cash payments for restructuring charges and exit costs	(667)	(284)	(1,665)	(665)
Cash payments for share-based compensation	(9)	—	(3,131)	(5,147)
Adjusted EBITDA	$22,175	$19,197	$62,909	$54,103

DENNY’S CORPORATION
Reconciliation of Net Income and Net Cash Provided by Operating Activities to Non-GAAP Financial Measures (Continued)
(Unaudited)
	Quarter Ended		Three Quarters Ended
($ in thousands)	9/27/23	9/28/22	9/27/23	9/28/22
Net cash provided by operating activities	$15,117	$15,341	$50,768	$24,950
Capital expenditures	(2,192)	(4,375)	(5,499)	(10,146)
Acquisition of real estate and restaurant(1)	(1,227)	(750)	(1,227)	(750)
Cash payments for restructuring charges and exit costs	(667)	(284)	(1,665)	(665)
Cash payments for share-based compensation	(9)	—	(3,131)	(5,147)
Deferred compensation plan valuation adjustments	(256)	(285)	784	(2,527)
Other nonoperating expense (income), net	43	(10,461)	9,470	(49,871)
Gains (losses) on investments	30	(66)	59	(289)
Gains on early termination of debt and leases	—	53	—	29
Amortization of deferred financing costs	(159)	(158)	(476)	(475)
Gains (losses) and amortization on interest rate swap derivatives, net	(94)	10,754	(10,838)	52,678
Interest expense, net	4,381	3,691	13,288	9,529
Cash interest expense, net (2)	(4,128)	(3,823)	(12,392)	(10,998)
Deferred income tax expense	341	(4,903)	(369)	(15,669)
Provision for income taxes	1,686	5,489	5,298	21,375
Income taxes paid, net	(2,621)	(1,517)	(6,531)	(6,161)
Changes in operating assets and liabilities, excluding acquisitions and dispositions
Receivables	(1,475)	1,369	(8,235)	4,788
Inventories	(180)	(3,282)	(3,184)	3,866
Other current assets	1,776	1,880	(712)	(1,683)
Other noncurrent assets	1,149	2,936	902	(3,189)
Operating lease assets and liabilities	120	94	479	560
Accounts payable	(675)	1,574	7,079	3,115
Other accrued liabilities	(327)	(7,579)	1,319	3,483
Other noncurrent liabilities	1,374	3,034	2,073	9,245
Adjusted Free Cash Flow	$12,007	$8,732	$37,260	$26,048

(1)
For the quarter and year-to-date period ended September 27, 2023, amounts include cash paid for the acquisition of a piece of real estate. For the quarter and year-to-date period ended September 28, 2022, amounts include cash paid for the acquisition of a Denny's franchise restaurant and exclude capital paid for the acquisition of Keke's.

(2)
Includes cash interest income, net for the quarter and year-to-date period ended September 27, 2023, and cash receipts of approximately $0.2 million for dedesignated interest rate swap derivatives for the year-to-date period ended September 27, 2023. Includes cash interest expense, net and cash payments of approximately $0.3 and $2.0 million for dedesignated interest rate swap derivatives for the quarter and year-to-date period ended September 28, 2022, respectively.

DENNY’S CORPORATION
Reconciliation of Net Income and Net Cash Provided by Operating Activities to Non-GAAP Financial Measures (Continued)
(Unaudited)
	Quarter Ended		Three Quarters Ended
($ in thousands, except per share amounts)	9/27/23	9/28/22	9/27/23	9/28/22
Adjusted EBITDA	$22,175	$19,197	$62,909	$54,103
Cash interest expense, net (1)	(4,128)	(3,823)	(12,392)	(10,998)
Cash paid for income taxes, net	(2,621)	(1,517)	(6,531)	(6,161)
Cash paid for capital expenditures (2)	(3,419)	(5,125)	(6,726)	(10,896)
Adjusted Free Cash Flow	$12,007	$8,732	$37,260	$26,048

Net income	$7,908	$17,083	$17,043	$61,941
(Gains) losses and amortization on interest rate swap derivatives, net	94	(10,754)	10,838	(52,678)
Gains on sales of assets and other charges, net	(88)	(3,066)	(2,132)	(3,311)
Impairment charges	1,711	697	1,840	963
Tax effect (3)	(179)	3,163	(2,457)	14,142
Adjusted Net Income	$9,446	$7,123	$25,132	$21,057

Diluted weighted average shares outstanding	56,082	59,040	56,973	61,686

Net Income Per Share - Diluted	$0.14	$0.29	$0.30	$1.00
Adjustments Per Share	0.03	(0.17)	0.14	(0.66)
Adjusted Net Income Per Share	$0.17	$0.12	$0.44	$0.34

(1)
Includes cash interest income, net for the quarter and year-to-date period ended September 27, 2023, and cash receipts of approximately $0.2 million for dedesignated interest rate swap derivatives for the year-to-date period ended September 27, 2023. Includes cash interest expense, net and cash payments of approximately $0.3 million and $2.0 million for dedesignated interest rate swap derivatives for the quarter and year-to-date period ended September 28, 2022, respectively.

(2)	For the quarter and year-to-date period ended September 27, 2023, amounts include cash paid for capital expenditures and the acquisition of a piece of real estate. For the quarter and year-to-date period ended September 28, 2022, amounts include cash paid for capital expenditures and the acquisition of a Denny's franchise restaurant, and exclude capital paid for the acquisition of Keke's.
(3)	Tax adjustments for the quarter and year-to-date period ended September 27, 2023 reflect effective tax rates of 10.4% and 23.3%, respectively. Tax adjustments for the quarter and year-to-date period ended September 28, 2022 reflect effective tax rates of 24.1% and 25.7%, respectively.

DENNY’S CORPORATION
Reconciliation of Operating Income to Non-GAAP Financial Measures
(Unaudited)

The Company believes that, in addition to GAAP measures, certain other non-GAAP financial measures are appropriate indicators to assist in the evaluation of restaurant-level operating efficiency and performance of ongoing restaurant-level operations. The Company uses Restaurant-level Operating Margin, Company Restaurant Operating Margin and Franchise Operating Margin internally as performance measures for planning purposes, including the preparation of annual operating budgets, and these three non-GAAP measures are used to evaluate operating effectiveness.

The Company defines Restaurant-level Operating Margin as operating income excluding the following three items: general and administrative expenses, depreciation and amortization, and operating (gains), losses and other charges, net. Restaurant-level Operating Margin is presented as a percent of total operating revenue. The Company excludes general and administrative expenses, which include primarily non-restaurant-level costs associated with support of company and franchised restaurants and other activities at their corporate office. The Company excludes depreciation and amortization expense, substantially all of which is related to company restaurant-level assets, because such expenses represent historical sunk costs which do not reflect current cash outlays for the restaurants. The Company excludes special items, included within operating (gains), losses and other charges, net, to provide investors with a clearer perspective of its ongoing operating performance and a more relevant comparison to prior period results.

Restaurant-level Operating Margin is the total of Company Restaurant Operating Margin and Franchise Operating Margin. The Company defines Company Restaurant Operating Margin as company restaurant sales less costs of company restaurant sales (which include product costs, company restaurant level payroll and benefits, occupancy costs, and other operating costs including utilities, repairs and maintenance, marketing and other expenses) and presents it as a percent of company restaurant sales. The Company defines Franchise Operating Margin as franchise and license revenue (which includes franchise royalties and other non-food and beverage revenue streams such as initial franchise and other fees, advertising revenue and occupancy revenue) less costs of franchise and license revenue and presents it as a percent of franchise and license revenue.

These non-GAAP financial measures provide a meaningful comparison between periods and enable investors to focus on the performance of restaurant-level operations by excluding revenues and costs unrelated to food and beverage sales in addition to corporate general and administrative expense, depreciation and amortization, and operating (gains), losses and other charges, net. However, each of these non-GAAP financial measures should be considered as a supplement to, not a substitute for, operating income, net income or other financial performance measures prepared in accordance with GAAP. Restaurant-level Operating Margin, Company Restaurant Operating Margin and Franchise Operating Margin do not accrue directly to the benefit of shareholders because of the aforementioned excluded items and are not indicative of the overall results for the Company.

	Quarter Ended		Three Quarters Ended
($ in thousands)	9/27/23	9/28/22	9/27/23	9/28/22
Operating income	$14,018	$15,802	$45,099	$42,974
General and administrative expenses	18,237	16,607	58,515	50,188
Depreciation and amortization	3,605	3,914	10,878	11,052
Operating (gains), losses and other charges, net	2,620	(1,897)	2,467	(1,051)
Restaurant-level Operating Margin	$38,480	$34,426	$116,959	$103,163

Restaurant-level Operating Margin consists of:
Company Restaurant Operating Margin (1)	$7,260	$3,760	$22,533	$13,450
Franchise Operating Margin (2)	31,220	30,666	94,426	89,713
Restaurant-level Operating Margin	$38,480	$34,426	$116,959	$103,163

(1)	Company Restaurant Operating Margin is calculated as operating income plus general and administrative expenses; depreciation and amortization; operating (gains), losses and other charges, net; and costs of franchise and license revenue, excluding depreciation and amortization; less franchise and license revenue.
(2)	Franchise Operating Margin is calculated as operating income plus general and administrative expenses; depreciation and amortization; operating (gains), losses and other charges, net; and costs of company restaurant sales, excluding depreciation and amortization; less company restaurant sales.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Quarter Ended
($ in thousands)	9/27/23		9/28/22
Company restaurant operations: (1)
Company restaurant sales	$53,153	100.0%	$52,211	100.0%
Costs of company restaurant sales, excluding depreciation and amortization:
Product costs	13,587	25.6%	14,462	27.7%
Payroll and benefits	19,754	37.2%	20,176	38.6%
Occupancy	4,182	7.9%	4,294	8.2%
Other operating costs:
Utilities	2,120	4.0%	1,984	3.8%
Repairs and maintenance	996	1.9%	1,089	2.1%
Marketing	1,393	2.6%	1,340	2.6%
Legal settlements	245	0.5%	1,567	3.0%
Other direct costs	3,616	6.8%	3,539	6.8%
Total costs of company restaurant sales, excluding depreciation and amortization	$45,893	86.3%	$48,451	92.8%
Company restaurant operating margin (non-GAAP) (2)	$7,260	13.7%	$3,760	7.2%

Franchise operations: (3)
Franchise and license revenue:
Royalties	$29,703	48.7%	$28,992	44.4%
Advertising revenue	19,297	31.6%	18,950	29.0%
Initial and other fees	3,388	5.6%	7,749	11.9%
Occupancy revenue	8,642	14.2%	9,554	14.6%
Total franchise and license revenue	$61,030	100.0%	$65,245	100.0%

Costs of franchise and license revenue, excluding depreciation and amortization:
Advertising costs	$19,297	31.6%	$18,950	29.0%
Occupancy costs	5,389	8.8%	5,910	9.1%
Other direct costs	5,124	8.4%	9,719	14.9%
Total costs of franchise and license revenue, excluding depreciation and amortization	$29,810	48.8%	$34,579	53.0%
Franchise operating margin (non-GAAP) (2)	$31,220	51.2%	$30,666	47.0%

Total operating revenue (4)	$114,183	100.0%	$117,456	100.0%
Total costs of operating revenue (4)	75,703	66.3%	83,030	70.7%
Restaurant-level operating margin (non-GAAP) (4)(2)	$38,480	33.7%	$34,426	29.3%

Other operating expenses: (4)(2)
General and administrative expenses	$18,237	16.0%	$16,607	14.1%
Depreciation and amortization	3,605	3.2%	3,914	3.3%
Operating losses and other charges, net	2,620	2.3%	(1,897)	(1.6)%
Total other operating expenses	$24,462	21.4%	$18,624	15.9%

Operating income (4)	$14,018	12.3%	$15,802	13.5%

(1)		As a percentage of company restaurant sales.
(2)		Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin is considered a non-GAAP financial measure. Operating margins should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with GAAP.
(3)		As a percentage of franchise and license revenue.
(4)		As a percentage of total operating revenue.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Three Quarters Ended
($ in thousands)	9/27/23		9/28/22
Company restaurant operations: (1)
Company restaurant sales	$161,486	100.0%	$145,354	100.0%
Costs of company restaurant sales, excluding depreciation and amortization:
Product costs	41,796	25.9%	38,874	26.7%
Payroll and benefits	60,482	37.5%	55,598	38.3%
Occupancy	12,381	7.7%	11,316	7.8%
Other operating costs:
Utilities	6,037	3.7%	5,211	3.6%
Repairs and maintenance	2,667	1.7%	2,803	1.9%
Marketing	4,207	2.6%	3,877	2.7%
Legal settlements	475	0.3%	4,223	2.9%
Other direct costs	10,908	6.8%	10,002	6.9%
Total costs of company restaurant sales, excluding depreciation and amortization	$138,953	86.0%	$131,904	90.7%
Company restaurant operating margin (non-GAAP) (2)	$22,533	14.0%	$13,450	9.3%

Franchise operations: (3)
Franchise and license revenue:
Royalties	$90,106	48.2%	$84,276	44.3%
Advertising revenue	58,818	31.4%	56,642	29.8%
Initial and other fees	10,994	5.9%	20,035	10.5%
Occupancy revenue	27,165	14.5%	29,273	15.4%
Total franchise and license revenue	$187,083	100.0%	$190,226	100.0%

Costs of franchise and license revenue, excluding depreciation and amortization:
Advertising costs	$58,818	31.4%	$56,642	29.8%
Occupancy costs	16,853	9.0%	18,351	9.6%
Other direct costs	16,986	9.1%	25,520	13.4%
Total costs of franchise and license revenue, excluding depreciation and amortization	$92,657	49.5%	$100,513	52.8%
Franchise operating margin (non-GAAP) (2)	$94,426	50.5%	$89,713	47.2%

Total operating revenue (4)	$348,569	100.0%	$335,580	100.0%
Total costs of operating revenue (4)	231,610	66.4%	232,417	69.3%
Restaurant-level operating margin (non-GAAP) (4)(2)	$116,959	33.6%	$103,163	30.7%

Other operating expenses: (4)(2)
General and administrative expenses	$58,515	16.8%	$50,188	15.0%
Depreciation and amortization	10,878	3.1%	11,052	3.3%
Operating (gains), losses and other charges, net	2,467	0.7%	(1,051)	(0.3)%
Total other operating expenses	$71,860	20.6%	$60,189	17.9%

Operating income (4)	$45,099	12.9%	$42,974	12.8%

(1)		As a percentage of company restaurant sales.
(2)		Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin is considered a non-GAAP financial measure. Operating margin should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with GAAP.
(3)		As a percentage of franchise and license revenue.
(4)		As a percentage of total operating revenue.

DENNY’S CORPORATION
Statistical Data
(Unaudited)

	Denny's				Keke's (2)
Changes in Same-Restaurant Sales (1)	Quarter Ended		Three Quarters Ended		Quarter Ended		Three Quarters Ended
(Increase vs. prior year)	9/27/23	9/28/22	9/27/23	9/28/22	9/27/23	9/28/22	9/27/23	9/28/22
Company Restaurants	(1.4)%	7.1%	4.1%	12.1%	(3.4)%	N/A	(3.4)%	N/A
Domestic Franchise Restaurants	2.1%	1.1%	4.3%	7.6%	(5.3)%	N/A	(5.3)%	N/A
Domestic System-wide Restaurants	1.8%	1.5%	4.3%	7.9%	(5.0)%	N/A	(5.0)%	N/A

Average Unit Sales
($ in thousands)
Company Restaurants	$755	$766	$2,303	$2,209	$429	$334	$1,354	$334
Franchised Restaurants	$458	$435	$1,376	$1,281	$430	$349	$1,397	$349

(1)
Same-restaurant sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open during the comparable periods noted. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, initial and other fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-restaurant sales and domestic system-wide same-restaurant sales should be considered as a supplement to, not a substitute for, the Company's results as reported under GAAP.

(2)	Effective July 20, 2022, the Company acquired Keke's, as such data for the quarter and year-to-date period ended September 28, 2022 only represent post-acquisition results.

Restaurant Unit Activity	Denny's			Keke's
		Franchised			Franchised
	Company	& Licensed	Total	Company	& Licensed	Total
Ending Units June 28, 2023	66	1,525	1,591	8	47	55
Units Opened	—	7	7	—	1	1
Units Closed	—	(10)	(10)	—	—	—
Net Change	—	(3)	(3)	—	1	1
Ending Units September 27, 2023	66	1,522	1,588	8	48	56

Equivalent Units
Third Quarter 2023	66	1,523	1,589	8	48	56
Third Quarter 2022	65	1,560	1,625	6	34	40
Net Change	1	(37)	(36)	2	14	16

	Denny's			Keke's
		Franchised			Franchised
Restaurant Unit Activity	Company	& Licensed	Total	Company	& Licensed	Total
Ending Units December 28, 2022	66	1,536	1,602	8	46	54
Units Opened	—	21	21	—	2	2
Units Closed	—	(35)	(35)	—	—	—
Net Change	—	(14)	(14)	—	2	2
Ending Units September 27, 2023	66	1,522	1,588	8	48	56

Equivalent Units
Year-to-Date 2023	65	1,525	1,590	8	47	55
Year-to-Date 2022	64	1,566	1,630	2	11	13
Net Change	1	(41)	(40)	6	36	42